Exhibit 99.1

Company Contact:

Mr. Roger Ward

Vice President of Marketing & Investor Relations

American Defense Systems, Inc.

Phone:  +1-516-390-5300, x326

Email: rward@adsiarmor.com

American Defense Systems Inc Reports

Second Quarter 2008 Financial Results

Management raises the minimum expectation for 2008 full year revenue guidance to reflect a new range of $49 million to $54 million

HICKSVILLE, N.Y. – August 11, 2008 – American Defense Systems, Inc. “ADSI” (AMEX: EAG), a provider of advanced transparent as well as opaque armor, architectural hardening and security products for the defense and homeland defense markets, today announced financial results for the second quarter 2008, ended June 30, 2008.

Mr. Anthony J. Piscitelli, Chairman & Chief Executive Officer of American Defense Systems, Inc., stated, “Our second quarter performance reflects another solid quarter of execution towards our strategic goals and full year 2008 financial guidance. First and foremost, we continue to strengthen and expand our portfolio of complementary military and homeland defense offerings including the formal launch of our new T2 live fire tactical training offering in May 2008, which is seeing strong initial interest from a wide range of audiences including federal and local law enforcement, as well as domestic and international governmental agencies. I am also pleased to announce the successful completion of ADSI’s testing and certification process to qualify as a primary contractor for new architectural hardening activities at U.S. State Department facilities, which we believe will open up some excellent new opportunities going forward.”

“Additionally, on the military side of the business we are expanding our relationships with several large globally positioned, heavy equipment manufacturers as well as expanding our presence in international markets which we expect to provide new sales channels for our military and homeland defense products. Looking forward, we remain optimistic for ADSI’s near-term and long-term prospects, including significant top line growth as we upwardly adjust our minimum expectations for full year revenue growth to a new range of between 34 percent and 48 percent. As we execute towards this goal, and enter what we believe will be a stronger half of our fiscal year 2008, we also see the long-term potential to expand our footprint from our core armorized construction equipment business to new segments of the market for military and war fighting vehicles,” concluded Mr. Piscitelli.

Revenues for the second quarter of 2008 were $9.1 million, a decrease of 12 percent from the $10.4 million reported for the same period in 2007. Revenues for the first six months of 2008 totaled $18.6 million, an increase of 12 percent from the $16.6 million reported for the first six months of 2007. Contract backlog as of June 30, 2008 totaled $45.0 million, up 41 percent year-over-year.

Gross margin as a percentage of revenue for the second quarter of 2008 was 31.0 percent as compared to 39.4 percent for the second quarter of 2007.

Notable cash expenditures during the quarter included $0.8 million associated with the company’s final allocation of expenses for its SEC registration and public exchange listing initiative, a $0.3 million contribution to the Marine Corps-Law Enforcement Foundation (MCLEF), $0.3 million in expense related to the expanded build out of ADSI’s corporate headquarters, $0.3 million in expenses related to the launch of the company’s state-of-the-art T2 interactive live-fire training system, and lastly a $0.3 million scheduled payment in conjunction with the prior Tactical Applications Group (TAG) acquisition.

Net income in accordance with Generally Accepted Accounting Principles (GAAP) for the second quarter of 2008 was $3.8 million, or $0.09 per basic and diluted share, compared to a GAAP net income for the second quarter 2007 of $1.5 million, or $0.01 per basic and diluted share.

GAAP net income during the second quarter of 2008 also includes the benefit of approximately $4.0 million in non-cash gains related to the adjustment of fair value associated with the series A convertible preferred stock and related warrants as well as stock based compensation expense.

Excluding the $4.0 million in non-cash gains related to the adjustment of fair value associated with the series A convertible preferred stock and related warrants, as well as approximately $21,000 in stock based compensation expense, the company reported a non-GAAP net loss for the second quarter of 2008 of $0.02 million, or $(0.02) per basic and diluted share. Refer to the “Use of Non-GAAP Measures” section and accompanying financial table for a reconciliation of GAAP financial information to non-GAAP.

Financial Guidance

Based on current business conditions and expectations, ADSI is raising the company’s minimum revenue expectations of its previously issued fiscal year 2008 revenue to reflect a new target of between $49.0 million and $54.0 million, as compared to revenue of $36.5 million reported for fiscal year 2007.

Conference Call and Webcast

On Monday, August 11, 2008 at 9:00 a.m. Eastern Time, ADSI management will conduct a conference call to discuss the second quarter 2008 results which will be simultaneously Web cast. The call will feature Anthony J. Piscitelli, Chairman and Chief Executive Officer, Gary Sidorsky, Chief Financial Officer and Brigadier General Fergal Foley (USA Ret.), Chief Operating Officer.

To access the second quarter 2008 earnings conference call, participants should dial +1-800-399-0427 and international participants should dial +1-706-643-1624. Investors are also invited to listen to the call live via Web cast on the ADSI corporate Website at http://www.adsiarmor.com. Please go to the site at least 15 minutes earlier to register, download, and install any necessary audio software. A Web cast replay of the call will be available on the Website approximately two hours after the conference call is completed.

Use of Non-GAAP Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by American Defense Systems’ management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude non-cash charges related to stock-based compensation expense, gains or losses associated with adjustments from cost to fair value for the company’s series A convertible preferred stock and gains or losses associated with adjustments to fair value for the related warrants.  Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for investors in evaluating ADSI’s financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the company’s GAAP results of operations. A detailed reconciliation between the company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company’s SEC filings.

About American Defense Systems, Inc. (ADSI)

American Defense Systems, Inc. “ADSI” (AMEX: EAG) offers advanced solutions in the design, fabrication, and installation of transparent and opaque armor, security doors, windows and curtain wall systems for use by military, law enforcement, homeland defense and corporate customers. ADSI engineers also specialize in developing innovative, functional and aesthetically pleasing security applications for the mobile and fixed infrastructure physical security industry.

For more information about American Defense Systems, Inc. please visit the corporate Web site at http://www.adsiarmor.com

Some of the statements made by American Defense Systems, Inc. (“ADSI”) in this press release, including, without limitation, statements regarding ADSI’s anticipated future growth, are forward-looking in nature. ADSI intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. ADSI cautions you that forward-looking statements are not guarantees of performance. ADSI undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause ADSI’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. ADSI believes that these risks include, but are not limited to: ADSI’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; ADSI’s ability to contract further with the U.S. Department of Defense; ADSI’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; ADSI’s ability to obtain and maintain required security clearances; ADSI’s ability to realize the full amount of revenues reflected in its backlog; ADSI’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular.  Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in ADSI’s filings with the Securities and Exchange Commission, including, without limitation, its registration statement on Form 10. Statements in this press release should be evaluated in light of these important factors.

American Defense Systems, Inc. and Subsidiaries

Consolidated Statements of Operations

For the three and six months ended June 30

	For the three months ended		For the six months ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Contract revenues earned	$9,136,078	$10,403,510	$18,556,198	$16,567,366

Cost of revenues earned	6,301,895	6,303,969	11,768,573	9,612,296

Gross profit	2,834,183	4,099,541	6,787,625	6,955,070

Operating expenses
Research and development expense	203,956	97,972	369,152	235,625
Marketing expense	727,260	609,488	1,359,567	1,279,683
General and administrative expense	728,099	828,101	2,656,407	1,419,234
General and administrative salaries expense	1,097,243	747,147	2,254,651	1,473,569
Depreciation	147,666	91,008	282,435	174,979
Settlement of litigation	—	2,400	57,377	85,587
Loss on disposal of fixed assets	—	—	—	136
Total operating expenses	2,904,224	2,376,116	6,979,589	4,668,813

Income (loss) from operations	(70,041)	1,723,425	(191,964)	2,286,257

Other income and (expense):

Gain on adjustment of fair value Series A convertible preferred stock classified as a liability	2,605,159	0	1,176,494	—
Gain on investor warrant liability	1,421,432	0	1,313,843	—
Other income (expense)	10,159	33,387	(3,423)	33,387
Interest expense	(243,780)	(3,716)	(310,167)	3,716
Interest income	48,305	65,542	90,081	(65,542)
Total other income (expense)	3,841,275	95,213	2,266,828	(28,439)
Net income before income taxes	3,771,234	1,818,638	2,074,864	2,257,818

Provision for income taxes	—	283,638	—	283,638

Net income	$3,771,234	$1,535,000	$2,074,864	$1,974,180

Net income per share – basic and diluted	$0.09	$0.01	$0.04	$0.01
Weighted average number of shares outstanding During the year – basic and diluted	39,204,753	37,300,000	39,069,337	37,300,000

American Defense Systems, Inc. and Subsidiaries

Reconciliation of GAAP Financial Information to Non-GAAP

For the three months and six months ended June 30

	For the three	For the six
	months ended	months ended
	June 30, 2008	June 30, 2008

GAAP income (loss)	$3,771,234	$2,074,864

(Gain) loss on adjustment of fair value Series A convertible preferred stock classified as a liability	(2,605,159)	(1,176,494)

(Gain) loss on investor warrant liability	(1,421,432)	(1,313,843)

Stock based compensation	20,612	54,297

Non-GAAP (loss)	$(234,745)	$(361,176)

Earnings (Loss) Per Share - basic and diluted

Weighted average number of shares outstanding	39,204,753	39,069,337

Net income (loss) per share - basic and diluted

Non-GAAP	$(0.02)	$(0.02)

GAAP	$0.09	$0.04

American Defense Systems, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 20, 2008	December 31, 2007
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$6,613,517	$1,479,886
Accounts receivable, net	5,491,623	6,711,161
Inventory	1,271,365	737,458
Prepaid expenses and other current assets	2,940,532	1,856,236
Deferred tax asset	4,136,982	4,136,982
Costs in excess of billings on uncompleted contracts	8,462,308	5,011,974
Deposits	656,430	608,020
Total current assets	29,572,757	20,541,718
	—
Property and equipment, net	3,151,815	1,194,676
Deferred financing cost	1,721,131	—
Goodwill	1,950,000	1,680,361
Advances for future acquisitions	525,350	138,000

Total assets	$36,921,053	$23,554,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,827,283	$4,381,930
Accrued payroll	374,847	205,230
Accrued expenses	329,914	599,258
Dividends payable	401,252	—
Due to Tactical Applications Group	250,000	1,512,741
Deferred tax liability	3,965,150	3,965,150
Short term notes payable	142,903	64,947
Total current liabilities	9,291,349	10,729,256

Long term notes payable	—	27,670

Mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 5,000,000 shares authorized, 15,000 shares issued and outstanding	12,437,584	—

Investor warrant liability	265,604	—

Total liabilities	21,994,537	10,756,926

Stockholders’ equity:	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 39,349,050 and 38,957,950 shares issued and outstanding as of June 30, 2008 and December 31, 2007	49,055	48,379
Additional paid-in capital	10,219,832	9,765,432
Retained earnings	4,657,629	2,984,017
Total stockholders’ equity	14,926,516	12,797,828
Total liabilities and stockholders’ equity	$36,921,053	$23,554,754

American Defense Systems, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the six months ended June 30

	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$2,074,864	$1,974,180

Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value associated with preferred stock and warrants	(2,490,337)	—
Stock based compensation expense	54,297	—
Amortization of deferred financing costs	147,747	—
Discount on Series A preferred stock	154,604	—
Depreciation and amortization	282,435	145,986

Changes in operating assets and liabilities:
Restricted cash	—	216,101
Accounts receivable	1,219,538	(2,119,473)
Inventories	(533,907)	18,050
Deposits and other assets	(48,410)	—
Cost in excess of billing on uncompleted contracts	(3,450,334)	(1,747,650)
Prepaid expenses and other assets	(1,485,548)	(725,324)
Deferred financing costs	(416,886)	—
Advances for future acquisitions	(387,350)	—
Investment in affiliate	(1,669,350)	(40,000)
Accounts payable and accrued expenses	(604,801)	(515,308)
Accrued liabilities	169,617	617,114
Due to related party	262,741	—
Net cash used in operating activities	(6,721,080)	(2,176,324)

Cash flows from investing activities:
Purchase of equipment	(2,239,575)	(436,067)
Cash paid for acquisition in excess of cash received	(100,000)	—
Net cash used in investing activities	(2,339,575)	(436,067)

Cash flows from financing activities:
Proceeds from notes payable	62,970	140,859
Repayments of short term financing	(12,684)	(11,396)
Proceeds from the sale of common stock	194,000	260,000
Proceeds from sale of Series A Convertible
Preferred Shares, net of of capitalization costs of $270,000	13,950,000	—

Net cash provided by financing activities	14,194,286	389,463
NET INCREASE (DECREASE) IN CASH	5,133,631	(2,222,928)
CASH AT BEGINNING OF YEAR	1,479,886	4,951,302
CASH AT END OF PERIOD	$6,613,517	$2,728,374

	2008	2007
	(Unaudited)	(Unaudited)

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$7,816	$787
Cash paid for taxes	$—	$—
Supplemental disclosure of non-cash financing activities
Stock options issued in lieu of compensation	$54,297	$—
Dividends payable	$401,252	$—
Fair value of placement agent warrants	$374,933	$—
Assets and liabilities received in acquisition of American Anti-Ram, Inc.
Fixed assets	$30,000	$—
Inventory	$120,000	$—
Goodwill	$280,000	$—
Accounts payable and accrued expense	$(30,000)	$—
Shares issuable in connection with acquisition	$(200,000)	$—
Cash paid to American Anti-Ram, Inc.	$(100,000)	$—
Amounts due to American Anti-Ram, Inc.	$(100,000)	$—
Amounts due to American Anti-Ram, Inc.	$(100,000)	$—